                                   EXHIBIT 99.3 - SUMMARY OF ACCOUNTS RECEIVABLE

Case Name: Aerovox, Inc.                                              FORM OPR-3
Case No.:  01-14680 jnf
Trade AR accounts only


                                                                           Month Ended:


                                      Total           Current        1-30 days      31-60 days      61-90 days    over 90 days
                                      -----           -------        ---------      ----------      ----------    ------------
Date of Filing: June 6, 2001       9,303,471         6,088,757       2,842,502         675,132         17,641        (320,561)
 Allowance for Doubtful Accounts    (470,686)

Month: June 30, 2001               9,542,941         6,438,689       2,490,616         846,193        104,622        (337,179)
 Allowance for Doubtful Accounts    (470,686)

Month: July 28, 2001
 Allowance for Doubtful Accounts

Month: August 25, 2001
 Allowance for Doubtful Accounts

Month: September 29, 2001
 Allowance for Doubtful Accounts

Month: October 27, 2001
 Allowance for Doubtful Accounts

Please note: Days aged denotes past due, i.e. 1-30 days past due.